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EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS - KPMG LLP

The Board of Directors
Clear Channel Communications, Inc.:

      We consent to the incorporation by reference in the Registration Statements of Clear Channel Communications, Inc. on Form S-3 (No. 333-42028) and Form S-4 (No. 333-57987) of our report dated February 10, 2000 on the consolidated statements of operations, stockholders' equity and cash flows of Hispanic Broadcasting Corporation and subsidiaries for the year ended December 31, 1999, which report is included in the 2001 Annual Report on Form 10-K of Clear Channel Communications, Inc.

      We also consent to the incorporation by reference of the aforementioned report in the Registration Statements on Form S-8 of the Clear Channel Communications, Inc. Nonqualified Stock Option Plan (No. 33-59772); the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan, the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, the Clear Channel Communications, Inc. Directors' Nonqualified Stock Option Plan, the Option Agreement for Officer (No. 33-64463); the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, and the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. (No. 333-29717), the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (No. 333-61883), the Clear Channel Communications, Inc. 2001 Stock Incentive Plan (No. 333-74330), the Clear Channel Communications, Inc. Nonqualified Deferred Compensation Plan (No. 333-74332), the Clear Channel Communications, Inc. Employee Stock Purchase Plan (No. 333-30784), various other non-qualified stock option agreements and warrants (No. 333-45126), the Eller Media Company 401(k) Plan (No. 333-49702), the Universal Outdoor, Inc. Salary Reduction Profit Sharing Plan (No. 333-49704), the Clear Channel Communications, Inc. 401(k) Savings Plan (No. 333-49698) and the SFX Profit Sharing and 401(k) Plan (333-74430).

      We also consent to the incorporation by reference of the aforementioned report in the post-effective amendments to the Registration Statements (Forms S-4) on Form S-8 pertaining to various stock plans, stock option plans, and non-qualified stock option agreements assumed by Clear Channel Communications, Inc. in connection with the merger with Jacor Communications, Inc. (No. 333-72839), non-qualified stock option agreements and stock option agreements pursuant to a stock award plan, a long-term incentive plan, and stock option plans assumed by Clear Channel Communications, Inc. in connection with the merger with AMFM Inc. (No. 333-32532),and various agreements, including option agreements, employment agreements and stock option agreements pursuant to stock option plans, stock option and restricted stock plans, and a deferred stock ownership plan assumed by Clear Channel Communications, Inc. in connection with the merger with SFX Entertainment, Inc. (No. 333-38582).

      We also consent to the incorporation by reference of the aforementioned report in the Post-effective Amendment No. 2 to the Registration Statement (Form S-4) on Form S-3 pertaining to the Jacor Liquid Yield Option Notes (TM) and common stock purchase warrants (No. 333-72839).

      We also consent to the incorporation by reference of the aforementioned report in the Registration Statement (Form S-4) of Clear Channel Communications, Inc. and related prospectus (No. 333-74196).

                                                    /S/ KPMG LLP
Dallas, Texas
March 18, 2002